Exhibit 10.5

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT

AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

CONSENT, JOINDER AND OMNIBUS SEVENTH AMENDMENT TO AMENDED AND

RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT

This CONSENT, JOINDER AND OMNIBUS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 8th day of March, 2017, by and among ALPHATEC HOLDINGS, INC., a Delaware corporation (“Alphatec Holdings”) and ALPHATEC SPINE, INC., a California corporation (“Alphatec Spine”; together with Alphatec Holdings, each being referred to herein individually as an “Original Borrower”, and collectively as “Original Borrowers”), SAFEOP SURGICAL, INC., a Delaware corporation (“New Borrower”, and New Borrower, together with the Original Borrowers, the “Borrowers”), MIDCAP FUNDING IV TRUST (as Agent for Lenders, “Agent”), and MIDCAP FUNDING IV TRUST, individually, as a Lender, and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Agent, Lenders and Borrowers are parties to that certain Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 30, 2013, as amended by the First Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of March 17, 2014, the Second Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of July 10, 2015, the Third Amendment and Waiver to Amended and Restated Credit, Security and Guaranty Agreement, dated as of March 11, 2016, by the Fourth Amendment and Waiver to Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 9, 2016, by the Consent and Fifth Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of September 1, 2016 and by the Sixth Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of March 30, 2017 (and as further amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B. Borrowers desire to consummate the Acquisition of New Borrower in accordance with the terms of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Alphatec Holdings, Safari Merger Sub, Inc., a Delaware corporation (“Merger Sub”), New Borrower, the Key Stockholders (as defined therein), and the Stockholder Representative (as defined therein), a copy of which is attached hereto as Exhibit A (as in effect on the date hereof, the “Safari Acquisition Agreement”), pursuant to which Merger Sub will merge with and into New Borrower, with New Borrower surviving as a wholly-owned Subsidiary of Parent (the “Safari Acquisition”).

C. Following the consummation of the Safari Acquisition, New Borrower will join the credit facility as a borrower thereunder and Original Borrowers have requested that Agent and the Lenders amend the Credit Agreement and the Pledge Agreement to join New Borrower as a party to the Credit Agreement as a Borrower, as a party to the Pledge Agreement as an Issuer, and the other applicable Financing Documents, in each case, on and subject to the terms hereof.

D. Borrowers have requested, and Agent and the Lenders have agreed, to amend the Original Credit Agreement to, among other things, (i) consent to the Safari Acquisition, (ii) join New Borrower to the credit facility, (iii) amend certain terms of the Original Credit Agreement related to the Safari Acquisition, (iv) extend the Maturity Date, and (v) revise the financial covenants set forth in

Article 6 of the Original Credit Agreement to add a Minimum Liquidity test and revise the testing dates of the minimum Fixed Charge Coverage Ratio.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrowers hereby agree as follows:

1. Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement in the Original Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement (including those capitalize terms used in the Recitals hereto).

2. Limited Consent. At the request of and as an accommodation to the Borrowers, subject to the terms and conditions set forth herein, including, without limitation, the terms set forth in Section 10, Agent and the Lenders, (a) notwithstanding the restrictions on Investments in Section 5.7 of the Credit Agreement, hereby (i) deem the Safari Acquisition a Permitted Investment and (ii) consent to the Safari Acquisition, (b) notwithstanding the provisions of Section 2.1(a)(ii)(B)(iv), hereby agree to waive any mandatory prepayment that may be required (subject to the Globus Intercreditor Agreement) with respect to the Safari Equity Raise (as defined below), (c) consent to the formation of Safari Merger Sub, (d) waive the requirement that Borrowers comply with the joinder requirements set forth in Section 4.11(a) with respect to the Safari Merger Sub; provided that (x) the Safari Acquisition is consummated on or prior to the Seventh Amendment Effective Date (or such longer period as may be agreed in writing by Agent in its sole discretion) and (y) Borrowers do not make any Investment (other than any de minimis Investment) in the Safari Merger Sub prior to the consummation of the Safari Acquisition, and (e) the provisions of the Credit Agreement (including, without limitation, Section 5.6 of the Credit Agreement) to the contrary notwithstanding, consent to the merger of Safari Merger Sub with and into New Borrower upon the consummation of the Safari Acquisition. The consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (2) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (3) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents, (4) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (5) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3. Joinder. Subject to the satisfaction of the conditions precedent set forth in Section 10:

(a) New Borrower hereby assumes the Obligations under the Credit Agreement and joins in, adopts and becomes (i) a Borrower under the Credit Agreement, (ii) an Issuer under the Pledge Agreement, and (iii) party to the other Financing Documents applicable to it as a Borrower. Each party hereto agrees that all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower as a Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if such New Borrower was an original signatory thereto.

(b) Without limiting the generality of the provisions of subparagraph (a) above, each party agrees that the “Pledged Collateral” (as defined in the Pledge Agreement) owned by New Borrower and listed in Exhibit B shall be and become a part of the Pledged Collateral referred to in Pledge Agreement and shall secure all Obligations referred to and in accordance with said Pledge Agreement.

(c) Notwithstanding anything to the contrary set forth herein, each Borrower acknowledges and agrees that, as of the date hereof, Agent has not completed its due diligence of the New Borrower, and therefore, the Accounts of the New Borrower shall not be deemed to be Eligible Accounts, and consequently, such Accounts shall not be included in the Borrowing Base unless and until Agent has determined, in its sole and absolute discretion, to include the New Borrower’s Accounts, or a portion thereof, in the Borrowing Base as Eligible Accounts. Borrowers agree to assist Agent in its completion of its due diligence of the New Borrower.

4. Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 10 below, the Original Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.1 of the Original Credit Agreement in their respective alphabetic order:

“Safari Acquisition Agreement” has the meaning set forth in the Seventh Amendment.

“Safari Seller Notes” means those certain (a) Convertible Promissory Notes issued pursuant to the Safari Acquisition Agreement, each dated as of the Seventh Amendment Effective Date, made by Alphatec Holdings and payable to each of Tullis-Dickerson Capital Focus III, L.P., Tullis Growth Fund, L.P., James L.L. Tullis, Lighthouse Holdings Corporation, Eugene Cattarina, Mark D’Addato, Robert Snow, Richard O’Brien and Christopher Brown, as in effect on the Seventh Amendment Effective Date, and (b) Convertible Promissory Notes (if any) issued pursuant to the Safari Acquisition Agreement, made by Alphatec Holdings and payable to certain other sellers of SafeOp Surgical, Inc., in each case, in form and substance identical to the Convertible Promissory Notes issued on the Seventh Amendment Effective Date; provided that each seller receiving a Safari Seller Note described in clause (b) above shall have become a party to the Safari Subordination Agreement; provided further that the aggregate principal amount of all Safari Seller Notes shall not exceed $3,000,000.

“Safari Seller Subordination Agreement” means that certain Subordination Agreement, dated as of the Seventh Amendment Effective Date, among the parties signatory thereto, as subordinated creditors, Agent and Borrowers, as such document may be amended, restated, supplemented or otherwise modified from time to time after the date hereof.

“Seventh Amendment” means that certain Consent, Joinder and Omnibus Seventh Amendment to Amended and Restated Credit, Security and Guaranty Agreement, dated as of March 8, 2018, among Borrowers, Agent and Lenders.

“Seventh Amendment Effective Date” means the first date on which all of the conditions set forth in Section 10 of the Seventh Amendment are satisfied.

(b) Clause (b) of the definition of “Borrowing Base” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by adding the words “if approved in writing by the Agent,” at the beginning of such clause.

(c) The definition of “Commitment Expiry Date” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by replacing the date “December 31, 2019” with “December 31, 2022”.

(d) The definition of “Operative Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended by (i) replacing the word “and” occurring immediately prior to clause (ii) thereof with “,” and (ii) adding the following new clause (iii) to the end thereof: “(iii) at all times on and after the Seventh Amendment Effective Date, Safari Acquisition Agreement and all documents effecting the acquisition of SafeOp Surgical, Inc. that is closing on or about the Seventh Amendment Effective Date

(e) The definition of “Subordinated Debt Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

““Subordinated Debt Documents” means (a) the Safari Seller Notes and (b) any other documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.”

(f) The definition of “Subordination Agreement” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

““Subordination Agreement” means (a) the Safari Seller Subordination Agreement and (b) each other agreement between Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.”

(g) Section 6.1 of the Original Credit Agreement is hereby amended by amending and restating the definition of “Defined Period” in its entirety, to read as follows:

“Defined Period” means, for purposes of calculating the Fixed Charge Coverage Ratio, for (a) *** and (b) ***.

(h) Section 6.2 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Liquidity. Borrowers will not permit the Liquidity of Borrowers and their Subsidiaries on a Consolidated Basis, as of the last day of each month ending

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

during the period from the Seventh Amendment Effective Date through and including ***, to be less than ***.”

(i) Section 6.3 of the Original Credit Agreement is hereby amended by replacing the date “April 30, 2018” with “April 30, 2019”.

(j) Exhibit B (Compliance Certificate) to the Original Credit Agreement is hereby amended by replacing the date “April 30, 2018” in footnote 1 thereof, with the date “April 30, 2019”.

(k) Exhibit B (Compliance Certificate) to the Original Credit Agreement is hereby amended by replacing footnote 2 thereof in its entirety, with the words “to be included in the Compliance Certificate for each month ending during the period from the Seventh Amendment Effective Date through and including March 31, 2019.”

(l) The schedules attached hereto as Exhibit C hereby replace the corresponding schedules to the Original Credit Agreement to which they apply and shall be deemed attached thereto and become a part thereof.

5. Amendment to Pledge Agreement. Each Borrower, including New Borrower, hereby agrees that the schedules attached hereto as Exhibit B are true and correct and reflect the joinder of New Borrower as an Issuer under the Pledge Agreement and shall be deemed to be added to the schedules of the same number in the Pledge Agreement and shall be deemed attached thereto and become a part thereof.

6. Grant of Security Interest. Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in a Security Document, New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing Lien (subject only to Permitted Liens) on and security interest in, upon, and to all right, title and interest in and to all of such New Borrower’s assets constituting Collateral under the Credit Agreement, which shall hereby become Collateral under the Credit Agreement. New Borrower hereby authorizes Agent to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Agent shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Agent hereunder.

7. Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Except as specifically provided in this Agreement, nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2.

8. Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

9. Borrowing Base. Notwithstanding anything to the contrary contained herein, no Accounts acquired by Borrowers in the Safari Acquisition shall be included as Domestic Eligible Accounts until a field examination with respect thereto has been completed to the reasonable satisfaction of Agent, including the establishment of reserves required in Agent’s discretion in accordance with the terms of the Credit Agreement.

10. Conditions to Effectiveness. This Agreement shall become effective as of the date on which Agent has received each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, including the satisfaction of the following conditions precedent, each to the satisfaction of Agent in its sole discretion:

(a) Borrowers shall have delivered to Agent (i) this Agreement and (ii) that certain Seventh Amendment Fee Letter, dated as of the Seventh Amendment Effective Date, in each case, duly executed by an authorized officer of each Borrower;

(b) Agent shall have received executed copies of the Safari Acquisition Agreement and all other agreements, documents or instruments pursuant to which the Safari Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, and, to the extent required to be completed prior to the closing of such Acquisition under the related acquisition agreement, all required regulatory and third party approvals and copies of any environmental assessments;

(c) Borrowers shall have delivered to Agent evidence satisfactory to Agent that Borrowers have received unrestricted net cash proceeds from the issuance and sale by Alphatec Holdings of its common shares on or prior to the Seventh Amendment Effective Date, in an aggregate amount equal to or greater than $29,000,000 and on terms reasonably satisfactory to Agent (the “Safari Equity Raise”);

(d) the Safari Acquisition has been consummated (i) in all material respects in accordance with the terms of the Safari Acquisition Agreement, (ii) in accordance with applicable Law;

(e) the Safari Acquisition is not hostile and, if applicable, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of New Borrower;

(f) no Debt or Liens are assumed or created (other than Permitted Liens and Permitted Debt) in connection with the Safari Acquisition;

(g) Agent has received updated financial projections, in form and substance reasonably satisfactory to Agent, for the immediately succeeding eighteen (18) months following the proposed consummation of the Acquisition beginning with the month during which the Acquisition is to be consummated and such other evidence as Agent may reasonably request (the “Transaction Projections”);

(h) Agent shall received a duly executed legal opinion of New Borrower’s counsel,

addressed to Agent and Lenders, addressing matters Agent may reasonably request;

(i) Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request, including, without limitation, any agreements, instruments and other documents necessary to ensure that Agent receives a perfected Lien in all entities and assets acquired in connection with the Safari Acquisition to the extent required by the Credit Agreement; and

(j) all of the representations and warranties of Borrowers set forth in the herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(k) no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(l) Agent shall have received from Borrowers all of the fees owing pursuant to this Agreement and the Seventh Amendment Fee Letter.

11. Collateral Assignment.

(a) For the purpose of securing the Obligations, each Borrower hereby collaterally assigns and transfers to Agent, for its benefit and the benefit of the Lenders, and grants a security interest to Agent, for its benefit and the benefit of the Lenders (as collateral security for the performance and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made)), in, all right, title and interest of such Borrower in, to and under: (a) the Safari Acquisition Agreement, including but not limited to, any and all rights of enforcement with respect to any breach by any party to the Safari Acquisition Agreement, rights of indemnification, reservations of rights, assignments of warranties, whenever arising or coming into existence, termination rights, and such Borrower’s right to payments under and its right to receive payments or other amounts from any party pursuant to or in connection with the Safari Acquisition Agreement, and (b) all proceeds of the foregoing.

(b) Upon the occurrence and during the continuance of an Event of Default, Agent may enforce, either in its own name or in the name of any Borrower, all rights of such Borrower under the Safari Acquisition Agreement in accordance with the terms thereof, and may: (a) compromise or settle any disputed claims as to rights of such Borrower under Safari Acquisition Agreement; (b) give releases or acquittances of rights of such Borrower under the Safari Acquisition Agreement; or (c) do any and all things necessary, convenient or proper to fully and completely effectuate the collateral assignment of the rights of such Borrower under the Safari Acquisition Agreement pursuant hereto.

(c) Notwithstanding the foregoing, each Borrower expressly agrees that it shall remain liable under the Safari Acquisition Agreement to perform all of the conditions and obligations provided therein to be observed and performed by it, and neither the assignment pursuant to this Section 11 nor any action taken hereunder, shall cause Agent or any of the Lenders to be under any obligation or liability in any respect to any party to the Safari Acquisition Agreement including, without limitation, such Borrower, for the performance or observance of any of the representations, warranties, conditions, covenants, agreements or terms of the Safari Acquisition Agreement.

12. Post-Closing Requirements. New Borrower hereby covenants and agrees that it shall:

(a) by the date that is ten (10) days following the date hereof (or such later date as Agent may agree in its sole discretion in writing), provide Agent with insurance certificates and endorsements, naming Agent as additional insured, assignee or lender loss payee, as applicable, as required by Section 4.4 of the Credit Agreement;

(b) by the date that is thirty (30) days following the date hereof (or such later date as Agent may agree in its sole discretion in writing), provide Agent with fully executed Deposit Account Control Agreements for the deposit accounts of the New Borrower, as and to the extent required by Section 5.14 of the Credit Agreement or provide evidence reasonably acceptable to Agent that such deposit accounts have been closed; provided, that until the New Borrower has provided such Deposit Account Control Agreements or evidence of closure, Borrowers shall not permit the funds held in the New Borrower’s Deposit Accounts to exceed the amount(s) reasonably necessary for New Borrower to maintain solvency, assets, level of income, working capital, or its financial condition in the Ordinary Course of Business; and

(c) by the date that is thirty (30) days following the date hereof (or such later date as Agent may agree in its sole discretion in writing), provide Agent with a fully executed landlord’s agreement in form and substance reasonably satisfactory to Agent for the leased premises located at 11350 McCormick Road, Suite 1003, Hunt Valley, Maryland, 21031.

13. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

14. No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

15. Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Borrower hereby agrees that (i) all representations and warranties of Borrowers contained in the Original Credit Agreement and the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof), except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date and (ii) no Default or Event of Default shall exist under any of the Financing Documents (and each Borrower’s delivery of its signatures hereto shall be deemed to be its certification thereof). In consideration of the accommodations set forth herein, each Original Borrower hereby acknowledges, reaffirms, confirms and ratifies its prior pledge and grant to Agent, for its benefit and for the benefit of Lenders, a continuing general lien in, upon, and to the personal property set forth on Schedule 9.1 of the Credit Agreement, pursuant to the Credit Agreement, and expressly acknowledges that such lien and security interest secures the Obligations.

16. Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrowers’ officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower.

17. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification) and Article 12 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(d) WAIVER OF JURY TRIAL. EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(e) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(g) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i) Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST, a Delaware statutory trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ MAURICE AMSELLEM (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS	MIDCAP FUNDING IV TRUST, a Delaware statutory trust

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

By: /s/ MAURICE AMSELLEM (SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Alphatec / Consent, Joinder and Omnibus Seventh Amendment to A&R Credit Agreement

ORIGINAL BORROWERS:	ALPHATEC HOLDINGS, INC., a Delaware corporation

By: /s/ JEFF BLACK (SEAL)
Name: Jeff Black
Title: CFO

ALPHATEC SPINE, INC., a California corporation

By: /s/ JEFF BLACK (SEAL)
Name: Jeff Black
Title: CFO

NEW BORROWER:	SAFEOP SURGICAL, INC., a Delaware corporation

By: /s/ JEFF BLACK (SEAL)
Name: Jeff Black
Title: CFO